Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 23, 2018, relating to the consolidated financial statements of Kopin Corporation, and the effectiveness of Kopin Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 30, 2017.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 6, 2018